SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

SPYR, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road

Suite 120, Scarsdale, New York 10583

(Address of Principal Executive Offices and Zip Code)

(914) 725-2700

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events.

Pursuant to Item 406 of Regulation S-K, and Sections 406 and 407 of the Sarbanes Oxley Act of 2002, the Registrant adopted a Code of Business and Ethical Conduct (the “Code”) on March 18, 2015. The Code applies to the Registrant’s Executive Officers, Members of its Board of Directors and employees.

The Code contains written standards designed to deter wrongdoing and to promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in SEC reports and documents and other public communications; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics to the appropriate person(s) identified in the Code of Ethics; and accountability for adherence to the Code of Ethics.

Particularly with respect to the Registrant’s reports and documents filed or submitted to the Commission, and in other public communications made by the Registrant, the Code requires that all of the Company’s public and regulatory communications and disclosures be subject to mandatory review procedures including review and written confirmation from the Company’s executive officers and SEC legal counsel as to the accuracy of the factual representations and disclosures to be disseminated.

Additionally, the Code requires that no public communication or regulatory disclosure be published or filed unless it is accomplished pursuant to the Company’s authorized process and in a Company-authorized forum or with the SEC, and that the public and the government shall only look to these Company-authorized sources for legitimate disclosure concerning the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
EX – 14	Code of Business and Ethical Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, Inc. (Registrant)

Date March 27, 2015

By:/s/ James R. Thompson

Chief Executive Officer

President

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